U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2006

NEOMEDIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21743	36-3680347
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite 600, Fort Myers, Florida		33901
(Address of Principal Executive Offices)		(Zip Code)

(239) - 337-3434
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Disposition of Material Portion of Ownership in Sponge Limited

On February 20, 2006, NeoMedia Technologies, Inc. (“NeoMedia) acquired all of the outstanding shares of Sponge Limited (“Sponge”) of London in exchange for (i) approximately $6 million cash, (ii) 33,097,135 shares of NeoMedia common stock with a fair market value at the time of acquisition of approximately $13.1 million, and (iii) approximately $4.4 million contingent consideration in the form of NeoMedia common stock if, during the two-year period beginning at closing, the Sponge business earned in excess of approximately $2.3 million in net profits. Pursuant to the terms of the original merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.384, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The merger agreement stipulated that, in the event that NeoMedia’s stock price at the time the consideration shares became saleable was less than $0.384, NeoMedia would have been obligated to compensate Sponge shareholders in cash for the difference between the price at the time the shares became saleable and $0.384. Assuming a stock price at the time the shares became saleable of $0.08, which was the last sale price on November 10, 2006, NeoMedia would have had a cash liability of $10.1 million resulting from this clause (the “Purchase Price Guarantee Obligation”).

On November 14, 2006, NeoMedia and Sponge signed a definitive share purchase and settlement agreement (the “Agreement”), pursuant to which NeoMedia divested of a material portion of its ownership interest in Sponge. The material terms of the Agreement are as follows:

-	NeoMedia returns 92.5% of its ownership interest in Sponge, retaining 7.5% ownership of Sponge;
-	NeoMedia relinquishes its Board of Directors positions at Sponge
-	The 33,097,135 shares of NeoMedia common stock that were issued as consideration to acquire Sponge are returned to NeoMedia and retired;
-	All obligations under the original merger agreement, including the Purchase Price Guarantee Obligation, are terminated; and
-	Sponge returns $100,000 cash (net of attorney fees) to NeoMedia at closing and $150,000 cash to NeoMedia on March 7, 2007.

The Agreement is attached hereto as exhibit 16.1. On November 16, 2006, NeoMedia issued a press release with respect to the Agreement, attached hereto as Exhibit 16.2.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Pro Forma Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

Current Transaction

Acquisition and Disposition of Sponge Ltd.

On February 20, 2006, NeoMedia Technologies, Inc. (“NeoMedia) acquired all of the outstanding shares of Sponge Limited (“Sponge”) of London in exchange for (i) approximately $6 million cash, (ii) 33,097,135 shares of NeoMedia common stock with a fair market value at the time of acquisition of approximately $13.1 million, and (iii) approximately $4.4 million contingent consideration in the form of NeoMedia common stock if, during the two-year period beginning at closing, the Sponge business earned in excess of approximately $2.3 million in net profits. Pursuant to the terms of the original merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.384, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The merger agreement stipulated that, in the event that NeoMedia’s stock price at the time the consideration shares became saleable was less than $0.384, NeoMedia would have been obligated to compensate Sponge shareholders in cash for the difference between the price at the time the shares became saleable and $0.384. Assuming a stock price at the time the shares became saleable of $0.08, which was the last sale price on November 10, 2006, NeoMedia would have had a cash liability of $10.1 million resulting from this clause (the “Purchase Price Guarantee Obligation”).

On November 14, 2006, NeoMedia and Sponge signed a definitive share purchase and settlement agreement (the “Agreement”), pursuant to which NeoMedia divested of a material portion of its ownership interest in Sponge. The material terms of the Agreement are as follows:

-	NeoMedia returns 92.5% of its ownership interest in Sponge, retaining 7.5% ownership of Sponge;
-	NeoMedia relinquishes its Board of Directors positions at Sponge
-	The 33,097,135 shares of NeoMedia common stock that were issued as consideration to acquire Sponge are returned to NeoMedia and retired;
-	All obligations under the original merger agreement, including the Purchase Price Guarantee Obligation, are terminated; and
-	Sponge returns $100,000 cash (net of attorney fees) to NeoMedia at closing and $150,000 cash to NeoMedia on March 7, 2007.

Other Material Acquisitions Since Last Fiscal Year-end

Acquisition of BSD Software, Inc.

On March 21, 2006, NeoMedia acquired all of the outstanding common shares of BSD. Pursuant to the terms of the merger, BSD was merged with and into NeoMedia Telecom Services, Inc., a wholly-owned subsidiary of NeoMedia. The separate corporate existence of BSD ceased as of the effective time of the merger, and NeoMedia Telecom Services, Inc. continues as the surviving corporation. In exchange for all of the outstanding shares of BSD, NeoMedia issued 7,123,698 shares of its common stock, valued at $0.3467, which is the volume-weighted average closing price of NeoMedia stock for the five days prior to the effective time of the merger. Each BSD shareholder received approximately 0.2019 share of NeoMedia common stock for each share of BSD common stock held.

Acquisition of Gavitec AG

On February 17, 2006, NeoMedia and Gavitec signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and 13,660,511 shares of NeoMedia common stock, calculated by dividing $5,400,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 16, 2006. On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective. In the event that NeoMedia’s stock price at the time the consideration shares are saleable is less than $0.389, NeoMedia is obligated to compensate Gavitec shareholders in cash for the difference between the price at the time the shares become saleable and $0.389.

Acquisition of 12Snap AG

On February 10, 2006, NeoMedia and 12Snap signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and 49,294,581 shares of NeoMedia common stock. On February 28, 2006, NeoMedia and 12Snap completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.3956. In the event that NeoMedia’s stock price at the time the consideration shares are saleable is less than $0.3956, NeoMedia is obligated to compensate 12Snap shareholders in cash for the difference between the price at the time the shares become saleable and $0.3956.

Acquisition of Mobot, Inc.

On February 17, 2006, NeoMedia Technologies, Inc. (“NeoMedia) acquired all of the outstanding shares of Mobot, Inc. (www.mobot.com) (“Mobot”) in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as stock consideration was calculated using a share price of $0.3839. In the event that NeoMedia’s stock price at the time the consideration shares are saleable is less than $0.3839, NeoMedia is obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. In addition to cash and stock, at closing NeoMedia forgave notes payable totaling $1,500,000 due from Mobot. This amount is considered other additional consideration in the purchase price allocation.

Audited financials statements for Sponge were included in amendment no. 2 to form 8-K filed with SEC on June 21, 2006. Audited financials statements for Mobot were included in amendment no. 1 to form 8-K filed with SEC on May 3, 2006. Audited financials statements for 12Snap were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for Gavitec were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for BSD were included in amendment no. 1 to form 8-K filed with SEC on June 2, 2006. BSD, Gavitec, Mobot and 12Snap balance sheets as of December 31, 2005 and statements of operations for the year ended December 31, 2005 are shown for pro forma purposes only.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005 gives effect to the acquisitions of BSD, Gavitec, 12Snap and Mobot as if they had occurred as of January 1, 2005, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of each entity for the year ended December 31, 2005. The acquisition and disposition of Sponge is assumed to have occurred on January 1, 2005, such that the net effect of the Sponge acquisition and disposition on the pro forma consolidated results of operations for the year ended December 31, 2005 is zero. Sponge’s operations for the year ended December 31, 2005 are shown separately in the pro forma statement of operations for informational purposes only.

The unaudited pro forma condensed combined historical statement of operations for the nine months ended September 30, 2006 gives effect to the acquisitions of BSD, Gavitec, 12Snap and Mobot as if they had occurred as of January 1, 2006, combining the historical results of NeoMedia for the nine months ended September 30, 2006 with the historical results of each entity for the nine months ended September 30, 2006. The acquisition and disposition of Sponge is assumed to have occurred on January 1, 2006, such that the net effect of the Sponge acquisition and disposition on the pro forma consolidated results of operations for the nine months ended September 30, 2006 is zero. Sponge’s operations for the nine months ended September 30, 2006 are shown separately in the pro forma statement of operations for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of September 30, 2006 gives effect to the acquisitions of BSD, Gavitec, 12Snap and Mobot as if they had occurred as of September 30, 2006. The acquisition and disposition of Sponge is also assumed to have occurred on September 30, 2006, such that the net effect of the Sponge acquisition and disposition on the pro forma condensed combined balance sheet as of September 30, 2006 is zero.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of BSD, NeoMedia, Sponge, Gavitec, 12Snap, and Mobot without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, BSD, Sponge, Gavitec, 12Snap, and Mobot believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia’s financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia’s financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2005 and in Form 10-Q for the three and nine months ended September 20, 2006, and with the separate historical financial statements and footnotes of Sponge for the years ended September 30, 2005 and 2004 (included in Form 8-K/A filed with the SEC on June 21, 2006), with the separate historical financial statements and footnotes of BSD for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on June 2, 2006), with the separate historical financial statements and footnotes of Gavitec for the years ended December 31, 2005 and 2004 (in Form 8-K/A filed with the SEC on May 8, 2006), with the separate historical financial statements and footnotes of 12Snap for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 8, 2006), and with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 3, 2006).

2. Preliminary Price Allocation

A final determination of the sale of the assets and liabilities of Sponge has not been made. The allocation reflected in the unaudited pro forma combined financial statements is based on management’s best judgment and estimate of the accounting treatment of the transaction, and should be considered preliminary. The final allocation could differ materially from the pro forma allocation included herein.

3. Pro forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the pro forma  weighted average number of shares of NeoMedia's common stock as if the shares issued to acquire BSD, Gavitec, 12Snap and Mobot had been issued at the beginning of the period shown, and if Sponge shares were issued and retired at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Condensed Combined Balance Sheet
September 30, 2006
(In thousands of US Dollars)

		Pro-forma
		Adjustments
ASSETS	(A)	Disposition		Pro-forma
	NeoMedia	of Sponge		Consolidated
Current assets:	(unaudited)	(unaudited)		(unaudited)
Cash and cash equivalents	$3,133	($142)	(E) (F)	$2,991
Trade accounts receivable, net	6,097	(785)	(F)	5,312
Inventories, net	53	—		53
Investment in marketable securities	255	—		255
Prepaid expenses and other current assets	753	111	(F)	864
Assets held for sale from Micro Paint Repair business unit;	3,451	—		3,451
Total current assets	13,742	(816)		12,926

Property and equipment, net	564	(43)		521
Capitalized patents, net	2,922	—		2,922
Customer contracts and relationships	2,239	(352)	(C ) (F)	1,887
Capitalized software platform	13,655	(1,188)	(C ) (F)	12,467
Other intangible assets	2,589	(796)	(C ) (F)	1,793
Goodwill	50,082	(16,799)	(C ) (F)	33,283
Long Term investment in Sponge	0	1,456	(D) (F)	1,456
Cash surrender value of life insurance policy	797	—		797
Other long-term assets	1,232	—		1,232

Total assets	$87,822	($18,538)		$69,284

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,550	($96)	(F)	$5,454
Accrued expenses	4,771	(809)	(F)	3,962
Amounts payable under settlement agreements	97	—		97
Taxes payable	1,178	(29)	(F)	1,149
Deferred revenues and other	1,925	(75)	(F)	1,850
Liabilities in excess of assets of discontinued business unit	676	—		676
Notes and loans payable	2,340	—		2,340
Liabilities held for sale from Micro Paint Repair business unit	750	—		750
Derivative financial instruments	26,677	—		26,677
Total current liabilities	43,964	(1,009)		42,955

Long-term debt and convertible debentures	73	—		73

Shareholders’ deficit:
Preferred stock	2,931	—		2,931
Common stock (B)	6,552	(331)	(B)	6,221
Additional paid-in capital	155,359	(17,098)	(B)	138,261
Accumulated other comprehensive income (loss)	(660)	—		(660)
Retained earnings (accumulated deficit)	(119,618)	(100)	(F)	(119,718)
Treasury stock	(779)	—		(779)
Total shareholders’ deficit	43,785	(17,529)		26,256
Total liabilities and shareholders’ deficit	$87,822	($18,538)		$69,284

Pro-forma Adjustments

(A) -	NeoMedia consolidated balance sheet as of September 30, 2006 includes Sponge balances.
(B) -
Adjustment to retire 33,097,135 shares of stock returned from Sponge to NeoMedia pursuant to the terms of the disposition. As of September 30, 2006, NeoMedia’s $0.01 par value common stock consists of 5,000,000,000 authorized shares, 656,853,390 historical shares and 623,756,255 pro forma shares issued; and 655,211,964 historical shares and 622,114,829 pro forma shares outstanding

(C) -	Adjustment to remove intangible assets and goodwill related to the acquisition of Sponge
(D) -	Adjustment to establish 7.5% remaining ownership of sponge, based on actual fair value paid by NeoMedia for Sponge of $19.4 million.
(E) -	Adjustment to reflect cash being returned from Sponge and note receivable due to NeoMedia.
(F) -	Sponge balance sheet amounts included in with NeoMedia.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Combined Condensed Statement of Operations
For the Nine Months Ended September 30, 2006
(In thousands of US Dollars, except per share data)

								Pro		Pro
		Acquisition	Acquisition	Acquisition	Acquisition	Acquisition	Disposition	Forma		Forma
		(A)	(A)	(A)	(A)	(A)	(B)	Adjust-		Consol-
	NeoMedia	Mobot	Sponge	Gavitec	12Snap	BSD	Sponge	ments		idated
NET SALES:	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)*	(unaudited)		(unaudited)
Net sales	$14,129	$344	$1,496	$1,012	$7,495	$8,508	($1,496)	($16,432)	(C)	$15,056
Cost of sales	8,887	83	424	374	2,062	7,100	(424)	(9,190)	(C)(D)	9,316

GROSS PROFIT	5,242	261	1,072	638	5,433	1,408	(1,072)	(7,242)		5,740

Selling, general and administrative expenses	13,471	837	1,536	660	4,388	1,113	(1,536)	(6,531)	(C)(D)	13,938
Stock based compensation expense	4,948	0	0	0	0	0	0	0		4,948
Research and development costs	2,309	431	0	451	932	0	0	(1,645)	(C)(D)	2,478

Income (loss) from operations	(15,486)	(1,007)	(464)	(473)	113	295	464	933		(15,625)
Loss on extinguishment of debt, net	(1,858)	—	—	55	—	—	—	—		(1,803)
Other income (loss)	—	—	—	—	—	—	—	—		0
Write off of deferred eqity financing costs	(13,256)	—	—	—	—	—	—	—		(13,256)
Change in fair value from revaluation of warrants and embedded conversion features	6,523	—	—	—	—	—	—	—		6,523
Interest income (expense), net	(191)	—	—	—	(165)	26	—	128	(C)	(202)

Income before provision for income taxes	(24,268)	(1,007)	(464)	(418)	(52)	321	464	1,061		(24,363)
Provision for income taxes	—	—	—	—	—	—	—	—		—
Income (loss) from continuing operations	(24,268)	(1,007)	(464)	(418)	(52)	321	464	1,061		(24,363)

Discontinued operations
Loss from discontinued Micro Paint Repair business unit	(2,826)	—	—	—	—	—	—	—		(2,826)

Net income (loss)	(27,094)	(1,007)	(464)	(418)	(52)	321	464	1,061		(27,189)

NET INCOME (LOSS) PER
SHARE--BASIC AND DILUTED	($0.04)									($0.04)

Weighted average number of common shares-basic and diluted	602,132,555							46,461,692	(E)	648,594,247

* -	Derived from unaudited interim financial statements for the nine months ended September 30, 2006

(A) -
Results of Mobot, Sponge, Gavitec, 12Snap, and BSD were included in NeoMedia's consolidated results for the nine months ended September 30, 2006 as follows: Mobot (February 18 - September 30), Sponge (February 24 - September 30), Gavitec (February 24 - September 30), 12Snap (March 1 - September 30), and BSD (March 22 - September 30). These columns reflect the results of operations of each acquired entity, estimated for the entire nine month period, as if these entities were acquired on January 1, 2006.

(B) -
For pro forma purposes, the Sponge acquisition and disposition are both assumed to have occurred on January 1, 2006, so there is no net effect on the pro forma consolidated statement of operations resulting from the Sponge acquisition and disposition. Sponge results are shown separately for presentation purposes only.

(C) -	Adjustments to reflect portion of Mobot, Gavitec, Sponge, 12Snap, and BSD operations that were included in NeoMedia's consolidated operations for the nine months ended September 30, 2006.
(D) -
Adjustments to reflect amortization of acquired intangible assets for the nine months ended September 30, 2006, as if the acquisitions had occurred on January 1, 2006, of $0.1 million for each cost of sales and Selling, general and administrative expenses.

(E) -
Adjustment to increase the number of shares included in NeoMedia's actual weighted average shares outstanding for the nine months ended September 30, 2006 to the weighted average number of shares that would have been outstanding for pro forma purposes if the acquisitions had occurred on January 1, 2006. For pro forma purposes, the Sponge acquisition and disposition are both assumed to have occurred on January 1, 2006, so there is no net effect on weighted average shares outstanding resulting from the Sponge acquisition and disposition.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2005
(In thousands of US Dollars, except per share data)

								Pro		Pro
								Forma		Forma
	(A)	(A)	(A)	(A)	(A)	(A)	(B)	Adjust-		Consol-
	NeoMedia	Mobot	Sponge	Gavitec	12Snap	BSD	Sponge	ments		idated
NET SALES:	*	*	(unaudited)**	*	*	(unaudited)***	(unaudited)**	(unaudited)		(unaudited)
Technology license, service and products	877	300	2,248	772	7,396	8,437	(2,248)	—		17,782
Micro paint repair products and services	1,279	—	—	—	—	—	—	—		1,279
Total net sales	2,156	300	2,248	772	7,396	8,437	(2,248)	0		19,061

COST OF SALES:
Technology license, service and products	659	0	1,296	722	0	6,973	(1,296)	1,886	(C)	10,240
Micro paint repair products and services	913	—	—	—	—	—	—	—		913
Total cost of sales	1,572	0	1,296	722	0	6,973	(1,296)	1,886		11,153

GROSS PROFIT	584	300	952	50	7,396	1,464	(952)	(1,886)		7,908

Selling, general and administrative expenses	7,561	1,180	796	972	7,147	1,184	(796)	718	(C)	18,762
Impairment charge	335	0	0	0	0	0	0	0		335
Research and development costs	934	552	0	503	1,515	0	0	0		3,504

Income (loss) from operations	(8,246)	(1,432)	156	(1,425)	(1,266)	280	(156)	(2,604)		(14,693)
Loss on extinguishment of debt, net	172		0	0	0	0	0	0		172
Other income (loss)	0		57	296	230	0	(57)	0		526
Impairment charge on investments	(780)		0	0	0	0	0	0		(780)
Interest income (expense), net	(293)	(42)	18	0	(515)	(150)	(18)	0		(1,000)

Income before provision for income taxes	(9,147)	(1,474)	231	(1,129)	(1,551)	130	(231)	(2,604)		(15,775)
Provision for income taxes	—	—	(60)	—	—	—	60	—		—

Net income (loss)	(9,147)	(1,474)	171	(1,129)	(1,551)	130	(171)	(2,604)		(15,775)

NET INCOME (LOSS) PER
SHARE--BASIC AND DILUTED	($0.02)									($0.03)

Weighted average number of common shares-basic and diluted	451,857,851							129,039,321	(D)	580,897,172

* -	Derived from audited financial statements
** -
Sponge fiscal year end is September 30. Results shown are for the year ended December 31, 2005, compiled from Sponge’s audited financial statements for the year ended September 30, 2005 and interim financial statements for the three months ended December 31, 2005 and 2004.

*** -
BSD fiscal year end is July 31. Results shown are for the year ended January 31, 2006, compiled from BSD’s audited financial statements for the year ended July 31, 2005 and interim financial statements for the six months ended January 31, 2006 and 2005

(A) -
For pro forma presentation purposes, Gavitec and 12Snap results are converted from Euros to US Dollars at a rate of 0.80844 Euro/US Dollar, which was the average exchange rate for the period January 1, 2005 - December 31, 2005.

(B) -
For pro forma purposes, the Sponge acquisition and disposition are both assumed to have occurred on January 1, 2005, so there is no net effect on the pro forma consolidated statement of operations resulting from the Sponge acquisition and disposition. Sponge results are shown separately for presentation purposes only.

(C) -
Adjustment to reflect amortization of acquired intangible assets for the year ended December 31, 2005, as if the acquisitions had occurred on January 1, 2005, of $1.9 million for Cost of sales and $0.7 million for Selling, general and administrative expenses.

(D) -
Adjustment to reflect the number of shares that would have been outstanding for pro forma purposes if the acquisitions had occurred on January 1, 2005. For pro forma purposes, the Sponge acquisition and disposition are both assumed to have occurred on January 1, 2006, so there is no net effect on weighted average shares outstanding resulting from the Sponge acquisition and disposition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMedia Technologies, Inc.
(Registrant)

Date: November 20, 2006	By:	/s/ Charles T. Jensen
Charles T. Jensen, President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
16.1	Definitive share purchase and settlement agreement between NeoMedia and Sponge
16.2	Press release dated November 16, 2006